United States Diesel-Heating Oil Fund, LP Monthly Account Statement For the Month Ended July 31, 2012	Exhibit 99.1

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$428,060
Unrealized Gain (Loss) on Market Value of Futures	(120,649)
Dividend Income	91
Interest Income	83
Total Income (Loss)	$307,585

Expenses
General Partner Management Fees	$3,194
SEC & FINRA Registration Expense	620
Brokerage Commissions	352
NYMEX License Fee	80
Prepaid Insurance Expense	60
Non-interested Directors' Fees and Expenses	54
Other Expenses	7,377
Total Expenses	11,737
Expense Waiver	(6,579)
Net Expenses	$5,158
Net Income (Loss)	$302,427

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/12	$6,067,891
Net Income (Loss)	302,427

Net Asset Value End of Month	$6,370,318
Net Asset Value Per Unit (200,000 Units)	$31.85

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612